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                                                                EXHIBIT 23.2



                            CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of Communication Intelligence Corporation of our report dated February 9, 2001 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the application of such report to the Financial Statement Schedule for the years ended December 31, 1999 and 2000 under Item 14(a) of Communication Intelligence Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ STONEFIELD JOSEPHSON, INC.

San Francisco, CA
October 1, 2001